Exhibit (h)(xv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                  EXHIBIT D
                                    to the
                          Shareholder Services Plan

                                 RIGGS FUNDS

                    Riggs U.S. Government Securities Fund
                                Class R Shares

      This Plan is adopted by Riggs Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Riggs U.S. Government Securities Fund held during the month.

      Witness the due execution hereof this 1st day of July, 1998.

                                   RIGGS FUNDS

                                    By:  /S/ JOSEPH S. MACHI
                                       ------------------------------
                                    Name:  Joseph S. Machi
                                    Title:  Vice President